PRESS RELEASE

Gammon Gold and Capital Gold Sign Definitive Merger Agreement

October 1, 2010 – Toronto, ON and New York, New York – Gammon Gold Inc. (“Gammon Gold”) (NYSE: GRS, TSX: GAM) and Capital Gold Corporation (“Capital Gold”) (TSX and NYSE AMEX: CGC) have entered into a definitive merger agreement pursuant to which Gammon Gold will offer to acquire all of the issued and outstanding common shares of Capital Gold in a cash and share transaction (the “Acquisition”). The total consideration for the purchase of 100% of the fully diluted in-the-money shares of Capital Gold is approximately US$288 million or US$4.57 per Capital Gold share based on Gammon Gold’s closing price on September 24, 2010 on the NYSE.

The Acquisition has the unanimous support of both companies’ Boards of Directors and Officers and strengthens Gammon’s position as a leading Mexico focused, growing gold producer.

Under the terms of the Acquisition, each common share of Capital Gold will be exchanged for 0.5209 common shares of Gammon Gold and a cash payment in the amount of US$0.79 per share. Based on the September 24, 2010 closing price of Capital Gold’s shares on the NYSE AMEX, the acquisition price represents a 20% premium to the close on September 24th and a 30% premium to the 20-day volume weighted average price on the NYSE AMEX ending on that date.

Capital Gold owns and operates the El Chanate gold mine located in Sonora, Mexico as well as the Orion development project in Nayarit, Mexico.

Commenting on behalf of Capital Gold, Stephen Cooper, Chairman of the Board of Directors stated; “The Capital Gold team should be congratulated for their many achievements. They have transformed the El Chanate gold mine from a small exploration property to a low cost, quality asset with tremendous upside potential. They have increased reserves at El Chanate by 1.3 million gold ounces (535%) since 2002, and there is additional potential yet to be realized.” He continued, “This is an exciting value-add transaction that allows Capital Gold shareholders to participate in both the future success of El Chanate and Gammon’s well established portfolio of gold assets. Both Gammon Gold and Capital Gold have operating teams that possess extensive experience in Mexico, which supported by Gammon Gold’s strong financial foundation will allow El Chanate and Orion’s potential to be fully realized. The Capital Gold Board of Directors is confident that the shareholders of both companies will benefit from this business combination and we look forward to the continued success of the combined companies.”

Commenting on behalf of Gammon Gold, Rene Marion, President and CEO, stated; “We anticipate that this transaction will transform Gammon Gold into a well diversified Mexican gold producer with an attractive suite of operating assets and an enhanced pipeline of development and exploration stage projects that will increase our exposure to gold in a positive gold price environment. Following the transaction, we anticipate Gammon Gold will be among the lowest cost producers in the industry with an exciting organic growth profile.” He continued, “We believe that our offer to Capital Gold shareholders is highly compelling as it offers an attractive opportunity and provides ongoing participation in a large, well-funded, liquid, producing company focused on Mexico. Both sets of shareholders will also be able to participate in the substantial operating and financial synergies we expect to derive from this transaction. This transaction positions Gammon to become a leading consolidator in the attractive but fragmented Mexican gold sector.”

Stifel, Nicolaus & Company, Incorporated has provided a fairness opinion to the Board of Directors of Capital Gold that the consideration offered pursuant to the Acquisition is fair, from a financial point of view, to the shareholders of Capital Gold. The Board of Capital Gold unanimously recommends that holders of Capital Gold shares vote in favour of the Acquisition. The senior officers and directors of Capital Gold have agreed to vote in favour of the Acquisition.

The Acquisition will be completed by way of a merger under the General Corporation Law of the State of Delaware. After completion of the Acquisition, it is expected that current Capital Gold shareholders will own approximately 20% of Gammon Gold on a fully diluted basis. The transaction is subject to receipt of approval of holders of at least 50% plus one of the outstanding Capital Gold shares, and, if required by law, approval by shareholders excluding directors and officers holding approximately 1.1% of Capital Gold shares, who are entitle to change of control payments, regulatory approvals, and the satisfaction of certain other customary conditions.

The transaction is expected to close in late 2010.

If the transaction is not completed, Capital Gold has agreed to pay a break fee of US$10.3 million to Gammon Gold under certain circumstances. Capital Gold may also be entitled to a break fee of up to US$2.0 million under certain circumstances. Capital Gold has, among other things, agreed to provide Gammon Gold with certain other customary deal protections, including a non-solicitation provision and a right to match.

Gammon Gold’s lead financial advisor is Dundee Securities. UBS Securities Canada Inc. has also been retained as an advisor. Its Canadian legal counsel is Fasken Martineau DuMoulin LLP and its U.S. legal advisor is Kirkland & Ellis LLP. Capital Gold’s financial advisor is Cormark Securities Inc., its Canadian legal counsel is Macleod Dixon LLP and its U.S. legal advisor is Ellenoff Grossman & Schole LLP.

Conference Call and Webcast Details

A webcast and conference call will be held on Friday October 1, 2010 starting at 10:45 am Eastern Time (11:45 am Atlantic Time).

Conference Call Access:

●     Toll Free: 1-888-231-8191

When the Operator answers please ask to be placed into the Gammon Gold Conference Call.

Archive Call Access:

If you are unable to attend the conference call, a replay will be available until midnight October 7, 2010 by dialing the appropriate number below:

● Local Toronto Participants:	1-416-849-0833	Passcode: 14967986
● North America Toll Free:	1-800-642-1687	Passcode: 14967986

Live Webcast:
The event will be broadcast live on the internet via webcast. To access the webcast please follow the link provided below: http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID=3243020

Archive Webcast:
The webcast will be archived for 90 days by following the link provided below:

http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID=3243020 or via the Company’s website at www.gammongold.com.

About Gammon Gold

Gammon Gold Inc. is a mid-tier gold and silver producer with properties in Mexico. Gammon’s flagship Ocampo Property in Chihuahua State achieved commercial production in January 2007. Gammon also owns the suspended El Cubo mine in Guanajuato State and has the promising Guadalupe y Calvo development property in Chihuahua State. Gammon recently completed option purchase agreements to acquire the Mezquite Project in Zacatecas State, Mexico and the Venus project located north of the Ocampo mine. Gammon also recently signed a definitive agreement to acquire the Los Jaros Project in Chihuahua State. Since 2008, the Company has increased its Mexican land position by over 59% and has made strategic investments in Golden Queen Mining Co. Ltd. and Corex Gold Corporation. The Company’s Executive Office is located in Toronto, Ontario.

About Capital Gold

Capital Gold Corporation (CGC) is a gold production and exploration company. Through its Mexican subsidiaries and affiliates, it owns 100% of the “El Chanate” gold mine located near the town of Caborca in Sonora, Mexico. On August 2, 2010, Capital Gold acquired Nayarit Gold Inc. Capital Gold is focused on optimizing the El Chanate operations and advancing the Del Norte deposit in the Orion District in the State of Nayarit, Mexico. Capital Gold also owns and leases mineral concessions near the town of Saric, also located in Sonora, that are undergoing exploration for gold and silver mineralization. Additional information about Capital Gold and the El Chanate Gold Mine is available on the company’s website, www.capitalgoldcorp.com.

Important Additional Information Regarding the Acquisition will be filed with the SEC.

This press release is not, and is not intended to be, a solicitation of proxies or an offer of securities. The parties will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) and Gammon Gold will file a management information circular with Canadian Securities regulatory authorities.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE SEC AND CANADIAN SECURITIES REGULATORY FILINGS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND THE PARTIES TO THE ACQUISITION. Investors and security holders may obtain a free copy of these SEC and Canadian securities regulatory filings (when available) and other documents filed by Capital Gold or Gammon Gold at the SEC Web site http://www.sec.gov or www.SEDAR.com, as applicable. These SEC and Canadian securities regulatory filings and other documents also may be obtained for free, as applicable, from Capital Gold by directing such request to Capital Gold Corporation, Investor Relations, 76 Beaver Street, 14th floor, New York, New York 10005 or at Capital Gold’s Web site at www.capitalgoldcorp.com or from Gammon Gold by directing such request to Gammon Gold, Inc., Investor Relations, 1701 Hollis Street, Suite 400, Founders Square, PO Box 2067, Halifax, Nova Scotia, B3J 2Z1, Canada or at Gammon Gold's Web site at www.gammongold.com.

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. The use of any of the words “plans”, “expects”, or “does not expect”, “is expected”, “budget”, “scheduled”, “anticipates”, or “does not anticipate”,  “continue”, “estimates”, “forecasts”, “objective”, “ongoing”, “may”, “will”, “project”, “should”, “believe”, “intends” or variations of such words and phrases or statements are intended to identify forward-looking information or statements. Forward-looking information is based on the opinions and estimates of management at the date the information is made, and is based on a number of assumptions and subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking information. More particularly and without limitation, this press release contains forward-looking statements and information concerning the Acquisition and definitive agreement.  The forward-looking statements and information are based on certain key expectations and assumptions made by Gammon Gold and Capital Gold. Although Gammon Gold and Capital Gold believe that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward-looking statements and information because neither of them can give any assurance that it will prove to be correct. Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. There are risks also inherent in the nature of the Acquisition, including whether the completion of the Acquisition will ultimately occur, whether the anticipated synergies of the acquisition will occur, incorrect assessment of the value of the respective properties of each of Gammon Gold and Capital Gold, and failure to obtain the required security holder, regulatory, third party and other approvals. Readers are cautioned that the foregoing list of factors is not exhaustive. There may be other factors that cause actions, events or results not to be anticipated, estimated or intended. The forward-looking statements and information contained in this press release are made as of the date hereof. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Neither Gammon Gold nor Capital Gold undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

For further information please contact:

Rene Marion	Kelly Cody
Chief Executive Officer	Investor Relations Manager
Gammon Gold Inc.	Capital Gold Corporation
+1-416-646-3825	+1-212-344-2785

Anne Day	Christopher Chipman
Director of Investor Relations	Chief Financial Officer
Gammon Gold Inc.	Capital Gold Corporation
+1-902 468 0614	+1-212-344-2785